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PROXY
                           MAXWELL TECHNOLOGIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE 1996 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of MAXWELL TECHNOLOGIES, INC. hereby appoints Donn
A. Starry and Donald M. Roberts and each of them, with full power of substitution to each, proxies of the undersigned to represent the undersigned at the 1996 Annual Meeting of Shareholders of MAXWELL TECHNOLOGIES, INC. to be held on January 22, 1997, at 10:00 A.M., local time, at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California and at any adjournment(s) thereof, with all power, including voting rights, which the undersigned would possess if personally present at said meeting on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND FOR PROPOSALS (2) AND (3).

The proxies (or, if only one, then that one proxy) or their substitutes acting at the meeting may exercise all powers hereby conferred.

The undersigned hereby revokes any prior proxy and ratifies and confirms all that the above-named proxies or their substitutes, and each of them, shall lawfully do or cause to be done by virtue hereof.

The undersigned hereby acknowledges receipt of the Notice of the 1996 Annual Meeting of Shareholders and accompanying Proxy Statement dated December 4, 1996.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)




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                                                             Please mark
                                                             your votes as / X /
                                                             indicated in
                                                             this example


                                                  FOR ALL NOMINEES
                                                  LISTED BELOW (except
                                                  as marked to the contrary
                                                  below)
(1)  Election of Two Directors of the Company     /    /
     of Class I to serve until the 1999 Annual
     Meeting of Shareholders of MAXWELL
     TECHNOLOGIES, INC. and until their           WITHHOLD AUTHORITY
     respective successors are duly elected       to vote for all nominees
     and qualified.                               listed below

                                                  /    /

     Kenneth F. Potashner and Henry F. Owsley

WITHHELD FOR: (To withhold authority to vote for any individual nominees, write that nominee's name in the space provided below.

_______________________________________________________


(2) Approval of the Amendment to the Company's 1995 Stock Option Plan increasing the shares thereunder by 150,000 shares.

               FOR            AGAINST             ABSTAIN
            /       /         /     /             /     /

(3) Approval of the Amendment to the Company's Director Stock Option Plan removing the 60-day exercise requirement on vested options following cessation of membership on the Board of Directors.

               FOR            AGAINST             ABSTAIN
            /       /         /     /             /     /

(4) In their discretion, upon all matters as may properly come before the meeting or any adjournment or adjournments thereof.


                                    Please mark, sign, date and return the proxy card promptly using the enclosed envelope.


Signature(s)______________________________________________Dated________________
IMPORTANT: In signing this Proxy, please sign your name or names in the same way as shown above. When signing as a fiduciary, please give your full title. If shares are registered in the names of two or more persons, each should sign.


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